MongoDB Announces CEO Transition Chirantan “CJ” Desai to Step Down as President and Chief Executive Officer Dev Ittycheria Appointed Interim President and Chief Executive Officer NEW YORK, Sept. 28, 2026 -- MongoDB, Inc. (NASDAQ: MDB) today announced that Chirantan “CJ” Desai has stepped down as President and CEO of MongoDB, effective immediately. Desai is leaving to pursue a senior role at Meta Platforms, Inc. The Board has appointed Dev Ittycheria as interim President and CEO, also effective immediately. Ittycheria served as President and CEO of MongoDB from 2014 to 2025, an eleven-year tenure. During his leadership, MongoDB grew from an early-stage disruptor into a global technology leader, scaling from approximately $35 million to more than $2.3 billion in annual revenue. "MongoDB’s business is strong, and there is no better person to take on the role of President and CEO in the interim than Dev Ittycheria," said Tom Killalea, Chairman of the Board of Directors. “He knows this company deeply, has remained an involved and active executive board member over the past year, and will step in immediately to ensure a seamless transition.” “I’m honored to step back into the President and CEO role at MongoDB,” said Ittycheria. “I was privileged to lead the company for more than a decade and help build MongoDB into the global business it is today. I know the company, our people and our customers extremely well, and I have enormous confidence in the opportunity ahead. I look forward to working with our leadership team and thousands of talented employees around the world to move quickly, execute with focus, and continue delivering exceptional value to our customers.” The Board has initiated a search process to identify MongoDB’s next permanent CEO and has retained an executive search firm to assist in that process. The company remains confident in the outlook for the business and is reaffirming its guidance for Q3 and the full year fiscal 2027 provided on September 1st, 2026. Investor Day MongoDB will be hosting an Investor Day at Nasdaq MarketSite on Tuesday, September 29th from 11:00 am–3:15 pm ET. The MongoDB leadership team will share an in-depth look at our long-term strategy, market opportunities, and product innovation driving the future of developer data platforms and AI. We welcome you to join the live teleconference here.

About MongoDB MongoDB is the intelligent data platform for the AI era. Headquartered in New York, MongoDB helps organizations move faster, build smarter, and simplify complex architectures on a unified platform for operational data, search, real-time analytics, and AI-powered retrieval, coupled with MongoDB Voyage AI's industry-leading embedding and reranking models. The platform is available as a fully managed service with MongoDB Atlas or self-managed with MongoDB Enterprise Advanced or Community Edition. Millions of developers and more than 70,000 customers, including approximately 75% of the Fortune 100, rely on MongoDB for their most important customer-facing applications. To learn more, visit mongodb.com. Forward-Looking Statements This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s leadership transition, the search for a permanent successor, the Company’s business outlook and guidance reaffirmation, and the Investor Day. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward- looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; global political changes; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; liabilities, reputational harm or other adverse consequences resulting from use of AI in our product offerings and internal operations if they don’t produce the desired benefits; our limited operating history; our history of losses; our potential failure to repurchase shares of our common stock at favorable prices, if at all; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; our ability to manage leadership transitions; the ability of our executive leadership to drive innovation and execute at scale; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 and our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2026, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise. Contacts Investors ir@mongodb.com Media press@mongodb.com